Exhibit 3.67

LLC-1011	COMMONWEALTH OF VIRGINIA
(02/05)	STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A
DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is

ADESA Virginia, LLC
(The name must contain the words “limited company” or “limited liability company” or the abbreviation “L.C.”, “LC”, “L.L.C.” or “LLC”)

2.	A. The name of the limited liability company’s initial registered agent is

CT Corporation System

B. The registered agent is (mark appropriate box):

(1)    an INDIVIDUAL who is a resident of Virginia and

☐        a member or manager of the limited liability company.

☐        a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐        an officer or director of a corporation that is a member or manager of the limited liability company.

☐        a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐        a trustee of a trust that is a member or manager of the limited liability company.

☐        a member of the Virginia State Bar.

OR

(2)    a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

	4701 Cox Road, Suite 301	Glen Allen,	VA	23060,

	(number/street)	(city or town)		(zip)

	which is physically located in the ☑ county or ☐ city of	Henrico.

4.	The limited liability company’s principal office address, including the street and number, if any, is

13085 Hamilton Crossing Blvd., Suite 500	Carmel	IN	46032

(number/street)	(city or town)	(state)	(zip)

5.	Organizer:

	/s/ Michelle Mallon	4/26/05
	(signature)	(date)

	Michelle Mallon	(317) 249-4260
	(printed name)	(telephone number (optional))